                                 EXHIBIT 10.09




                                LEASE AGREEMENT
                                    BETWEEN
                         Peregrine Investment Partners
                       a Pennsylvania Limited Partnership
                                  ("Landlord")
                                      AND
                                   ITXC CORP.
                                   ("Tenant")

                             BASIC LEASE PROVISIONS
                             ----------------------


    This Lease consists of the Cover Sheet, Table of Contents, Basic Lease Provisions, General Lease Provisions, Riders and Exhibits, all of which are attached and incorporated by reference for all purposes. The terms defined in the Basic Lease Provisions, General Lease Provisions, Riders and Exhibits shall be deemed to have the meanings ascribed, wherever used herein. The Cover Sheet, Table of Contents and headlines of paragraphs, Riders and Exhibits are for convenience only and shall not be deemed to enlarge or diminish the meanings of the provisions of this Lease.


LEASE DATE:  February 28, 1998

LANDLORD:    Peregrine Investment Partners - I, a Pennsylvania Limited
             Partnership
             One Belmont Avenue, Suite 401
             Bala Cynwyd, Pennsylvania 19004
             Authorized Representative: Barry Howard

TENANT:      Name: ITXC CORP.
             Address: 219 North Center Drive
             North Brunswick, New Jersey 08902
             Authorized Representative: Edward Jordan
             Telephone: (732) 940-4333

LAND: The tract of land located in the Township of Plainsboro, Middlesex County,
             New Jersey and described in Exhibit "A".

BUILDING:    The building commonly known as Arbor 600, 600 College Road East,
             Princeton Forrestal Center, New Jersey, situated on the Land.

PREMISES:    The portion of the First (1st) floor of the Building shown on the floor plan attached as Exhibit "A-2".

TERM:        Five (5) years

LEASE COMMENCEMENT DATE: On or about June 15, 1998 (subject to adjustment pursuant to Section 2 of the General Lease Provisions).

LEASE EXPIRATION DATE: May 31, 2003 (subject to adjustment pursuant to Section 2 of the General Lease Provisions).

BASIC RENT:  $314,056.80 per year payable in consecutive, equal monthly installments of $26,171.40 during the Term of the Lease.

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ADDITIONAL RENT:

             1. Increases in Real Estate Taxes:  Tenant's Allocated Share of
                ------------------------------
             the increase in real estate taxes (including special assessments, rental receipts or gross real estate taxes, if any, and any other taxes now or hereinafter imposed in the nature of or in substitution for real estate taxes) levied on the Building and the Land in excess of the annual real estate taxes for the later of (i) calendar year 1998 or (ii) the calendar year of the Lease Commencement Date (the "Base Year"). Real estate taxes shall not include interest or penalties assessed for the late payment of such taxes.

             2. Increases in Operating Costs:  Tenant's Allocated Share of the
                ----------------------------
             increase during the Term of the Lease in the Operating Costs (as defined in the General Lease Provisions) over the annual Operating Costs for the later of (i) calendar year 1998 or (ii) the calendar year of the Lease Commencement Date (the "Base Year").

ELECTRICAL SERVICE COST AMOUNT: $1.00 per rentable square foot, until adjusted by survey as provided in Section 6 of the General Lease
             Provisions.

SECURITY DEPOSIT: See Section 3(e).

LATE CHARGE: Two percent (2%) of the Installment of Rent due and unpaid.

OVERDUE INTEREST RATE: Two percent (2%) per annum in excess of the "prime rate"
             then in effect at Citibank, N.A. in New York City (but not to exceed the maximum rate of interest to be charged Tenant for the use, forbearance or detention of money).

REIMBURSEMENT INTEREST RATE: Two percent (2%) per annum in excess of the "prime rate" then in effect at Citibank, N.A. in New York City (but not to exceed the maximum rate of interest to be charged Tenant for the use, forbearance or detention of money).

TENANT'S ALLOCATED SHARE: 5.98% which Landlord and Tenant agree is the approximate proportion which the rentable area of the Premises bears to the total rentable area of the Building. Tenant's Allocated Share is subject to change in the event of a change in the Rentable Area of the Premises.

RENTABLE AREA: Premises - 14,814 square feet.

             Building - 247,656 square feet

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             The calculation of the Rentable Area of the Premises shall be the product of multiplying (i) the usable area and (ii) the sum of an add-on factor of 16.6% plus 100%. The usable area of the Premises shall be measured from the interior surface of the exterior glass line to the centerline of the wall separating adjacent tenants and the inside surface of the wall separating the Tenant area from common areas with no reduction for columns or other penetrations within the Premises.

PERMITTED USE: General office use and use for internet telephony switching and related ancillary uses, provided that the use of the Premises shall remain primarily office space.

STANDARD INDUSTRIAL CLASSIFICATION: Tenant's Standard Industrial Classification,
             as designated by the Standard Industrial Classification Manual prepared by the Office of Management and Budget (the "SIC
             Number") is 4813.

BROKER:      Insignia/Edward S. Gordon Company, Inc.
             Park 80 West Plaza I
             Saddle Brook, New Jersey 07663
             (201 ) 71 2-5649

                            GENERAL LEASE PROVISIONS

    THIS LEASE AGREEMENT (the "Lease") is made on the Lease Date between Landlord and Tenant.

    WHEREAS, Tenant desires to lease space in the Building from Landlord and Landlord is willing to lease space in the Building to Tenant upon the terms, conditions, covenants and agreements set forth in this Lease. Intending to be legally bound hereby, Landlord and Tenant agree:

          1.  Premises.  Landlord hereby leases to Tenant, and Tenant hereby
              --------
leases from Landlord the Premises, for the Term and upon the terms, agreements, covenants and conditions set forth in this Lease. The Premises are shown as outlined in the attached Exhibit A-2. The Lease also includes the right, together with other tenants of the Building and members of the public, to use the common areas of the Building (hereinafter referred to as the "Common Facilities") subject to such restrictions as may be incorporated in this Lease. The Lease does not include any other rights not specifically set forth herein.

          2.  Term.  The Term of the Lease is for the period set forth in the
              ----
Basic Lease Provisions, beginning on the Lease Commencement Date and ending at midnight on the Lease Expiration Date. If under the provisions of this Lease the Term begins on a date other than the Lease Commencement Date set forth in the Basic Lease Provisions, then Landlord shall advise Tenant in writing of the date, and that date shall be the Lease Commencement Date. If Tenant shall be delayed by the completion of the Demolition Work (as defined in Exhibit "B") beyond April 15, 1998, then the Lease Commencement Date shall be extended on a day-for-day basis with the period of such delay. The Lease Expiration Date shall also be adjusted to provide a term of occupancy equal to the Term set forth in the Basic Lease Provisions.

          3.  Rent. Security Deposit.  Tenant shall pay as rent for the Premises
              ----------------------
the following amounts (each of which shall be considered rent and all of which are collectively referred to in this Lease as "Rent"):

          (a) Basic Rent.  The Basic Rent payable in advance on the first day of
              ----------
each month in monthly installments without prior notice or demand and without any set-off or deduction whatsoever at Landlord's principal office in the City of Philadelphia or at such other place as Landlord may direct. The Basic Rent for the first full month and the final month of the Term will be paid on the date of this Lease. The Basic Rent for the unexpired portion of any month in which the Term begins will be paid on the Lease Commencement Date.

          (b) Additional Rent. Tenant will pay as additional rent ("Additional
              ---------------
Rent") at the times herein stated (if no times are stated, then on the first day of the month after Landlord notifies Tenant of the amount of such additional rent, except that any additional rent resulting from the adjustments provided below determined after the Expiration Date of the Lease shall be paid within thirty days after Landlord notifies Tenant of the additional amount due):

          (i) Increases in Real Estate Taxes.  Tenant's Allocated Share of
              ------------------------------
Increases in Real Estate Taxes (as defined in the Basic Lease Provisions). At any time or times after the Base Year, Landlord may submit to Tenant a statement of Landlord's reasonable estimate of any such tax increase over the Real Estate Taxes during the Base Year and within thirty (30) days after delivery of such statement and each month thereafter, Tenant shall pay to Landlord, as additional monthly rent, an amount equal to one-twelfth (1/12) of the amount determined to be Tenant's Allocated Share of such increase. Within ninety (90) days after the expiration of each calendar year in which Tenant's monthly rent is increased pursuant to this paragraph, Landlord may submit, or upon the request of Tenant, Landlord shall submit, a statement showing the determination of the actual amount of the total increase and Tenant's Allocated Share of such increase, together with a copy of the Real Estate Tax bill. If such statement shows that Tenant's monthly payments pursuant to this paragraph exceeded Tenant's Allocated Share of the actual increase incurred for the preceding calendar year, then Tenant may deduct such overpayment from its next payment or payments of monthly rent. If such statement shows that Tenant's share of Landlord's actual increase exceeded Tenant's monthly payments for the preceding calendar year, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after the delivery of such statement. In the event that the Lease Expiration Date is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant's share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the Lease Expiration Date as the numerator and with 365 as the denominator. Landlord represents that there is no abatement, credit or deferral of Real Estate Taxes for the Base Year.

          (ii) Increases in Operating Costs.  Tenant's Allocated Share of
               ----------------------------
Increases in Operating Costs. The Operating Costs are hereby defined as the sum of the following costs and expenses: (A) gas, electricity, water and sewer charges and other utility charges (including surcharges) of whatever nature (except to the extent separately charged to tenants under Section 6 of the Lease); (b) insurance (including but not restricted to liability, fire, casualty, boiler, plate glass, false arrest and defamation, workmen's compensation, fidelity bonds, extended coverage, and any other form of insurance which is reasonably required in the operation of a commercial property) (C) building personnel costs, including but not limited to salaries, wages, fringe benefits, and other direct and indirect costs of engineers, superintendents, watchmen, porters, management and security personnel and any other building personnel; (D) costs of service and maintenance contracts, including, but not limited to, chillers, heat pumps, cooling towers, energy management systems, boilers, sprinklers, controls, elevators, mail chutes and boxes, windows, landscaping, common area maintenance, paving, security, janitorial and general cleaning, snow and ice removal, exterminating and trash removal, and management fees; (E) all other maintenance and repair expenses and costs of supplies which are deducted by Landlord in computing its Federal income tax liability; (F) any other costs and expenses (i.e., items which are not capital improvements) incurred by Landlord in operating the Building or Common Facilities, if any, (G) the amortized cost of purchasing and installing any energy saving device in the Building; and (H) the cost of any additional services not provided to the Building or

Common Facilities at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building and Common Facilities. In the event that any business, rent or other taxes which are now or hereafter levied upon Tenant's use or occupancy of the Premises or Tenant's business at the Premises or on Landlord by virtue of Tenant's occupancy of the Premises are enacted, changed or altered so that any of such taxes are levied against Landlord or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, any and all such taxes shall be deemed to be a part of the Operating Costs and Tenant shall pay the taxes that would otherwise be imposed on it to Landlord. Operating Costs shall not include (A) principal or interest payments on any mortgages, deeds of trust or other financing encumbrances, (B) leasing commissions payable by Landlord,
(C) deductions for depreciation of the Building or (D) capital improvements which are not deducted by Landlord in computing its Federal income tax liability (except as otherwise expressly provided herein). For purposes hereof, "Operating Expenses" shall also not include the following: (a) expenses incurred in connection with the leasing of space in the Building, including, without limitation, leasing commissions, rent concessions, tenant improvements, tenant buyouts and advertising expenses and legal fees and disbursements in connection with leases, lease terminations, modifications, renewals and extensions; (b) executive salaries and benefits above the grade of building manager; (c) repairs or other work (including rebuilding) occasioned by insured fire, windstorm or other casualty or by condemnation; (d) depreciation; (e) interest on, and amortization of, any debts; (f) rent payable under any ground lease to which this Lease is subject; (g) expenses incurred in negotiating and enforcing leases against tenants, including attorneys' fees; (h) costs of financing, re-financing or re-structuring any debt obligations with respect to the Building and related legal fees and disbursements; (i) fines, penalties and late payments incurred by Landlord due to Landlord's violations of law, permits, leases or contracts pertaining to the Building; (j) expenses in connection with services of a type which are not available to Tenant but which are provided to another tenant or occupant of the Building; (k) expenses which arise out of additions to the Building; (1) insurance increases due to any extra-hazardous uses made in the Building by Landlord or any other tenants; (m) expenses for repairs or other work covered by insurance proceeds; (n) expenses incurred in connection with the sale of the Building and/or the Land or any interest therein; (o) cost of any work or service performed in any instance for or supplied to a specific tenant (including Tenant) at the cost of such tenant; (p) compensation paid to clerks, attendants or similar persons in commercial concessions operated by Landlord;
(q) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, luncheon club, health, athletic or recreational club; (r) any fee or expenditure in excess of the amount which would be paid in an arm's length transaction paid to any corporation or entity which controls, is controlled by or under control with Landlord or any partner or shareholder of Landlord or any person which is a relative by blood or marriage of any shareholder, partner or officer or director of Landlord; and (s) cost of correcting defects in the original design and construction of the Building. At any time or times after the Base Year Landlord may submit to Tenant an estimate of the increase of the Operating Costs and within thirty (30) days after the delivery of such statement, and each month thereafter, Tenant will pay to Landlord, as additional monthly rent, an amount equal to one-twelfth (1/12) of the amount determined to be Tenant's Allocated Share of such increase. Within ninety (90) days after the expiration of each calendar year in which Tenant's monthly rent is increased pursuant to this paragraph, Landlord may submit, or upon the request of Tenant, Landlord shall submit, a statement showing the determination of the total increase and Tenant's proportionate share of such increase. Notwithstanding anything to the contrary set forth in this section 3(b)(ii), if Landlord shall fail to render the required statement for any calendar year by June 1 of the succeeding calendar year, Tenant may cease to pay installments of Operating Expenses until such time as such statement is rendered. At the time that Landlord's Statement is rendered, Tenant shall, within thirty (30) days following receipt thereof, pay to Landlord the installments of Operating Expenses withheld by Tenant. If Tenant shall deliver notice to Landlord that it desires to examine the records concerning Operating Expenses before the end of the second anniversary of the date Tenant receives Landlord's Statement, Landlord shall provide access to, and Tenant shall have the right to examine such records for a period of ninety (90) days after Landlord makes such records available to Tenant or its agents. If affer an examination of the records, either Landlord and Tenant agree or an arbiter determines that there occurred an overpayment of Operating Expenses by Tenant equal to or greater than five percent (5%), then Landlord shall pay to Tenant interest on such overpayment at the Overdue Rate then in effect from the date of such payment until the date the Tenant receives such refund. If it is determined that a miscalculation or mathematical error exists with respect to any particular categories of Operating Expenses for the year in question, and provided that Landlord verifies such miscalculation or error and shall reasonably and in good faith determine that such miscalculation or error existed in previous operating years, then such categories of Operating Expenses for each of the lease years for which such calculation or mathematical error exists shall be adjusted accordingly. If such statement shows that Tenant's share of Landlord's actual increase exceeded Tenant's monthly payments for the preceding calendar year, then Tenant shall pay the total amount of such deficiency to Landlord. Such deficiency shall constitute additional rent hereunder due and payable with the first monthly installment of Rent due after rendition of said statement, or if payments have been accelerated pursuant to Section 15 below, within ten (10) days after rendition of such statement. In the event that the Lease Expiration Date is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant's share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the Lease Expiration Date as the numerator and 365 as the denominator.

          (c) Demand; Time.  Each of the foregoing amounts of Rent shall be paid
              ------------
to Landlord without demand and without deduction, set-off or counterclaim on the first (1st) day of every month during the Term of this Lease. If Landlord shall at any time or times accept Rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Landlord's rights hereunder.

          (d) Base Expense Adjustments.  In the determination of the Base Real
              ------------------------
Estate Taxes and the Base Operating Expenses Landlord shall make appropriate adjustments to the actual costs in order to reflect what the base expenses would have been if the Building were 95% occupied if in the base year average occupancy was less than 95%.

          (e) Security Deposit.  Tenant shall deposit with Landlord on or before
              ----------------
March 30, 1998, a security deposit (the "Security Deposit") in the amount of the estimated cost of Tenant fit-out, which shall not be in an amount less than $100,000.00. If the final cost of Tenant's fit-out shall exceed the amount of the Security Deposit initially paid by Tenant, then Tenant shall pay such excess to Landlord within five (5) days following demand. Landlord, in the event that the Building is sold, shall transfer and deliver the Security Deposit to the purchaser of the Building and shall notify Tenant thereof, and thereupon Landlord shall be discharged from any further liability with reference thereto. Notwithstanding the foregoing, in the event Tenant shall have closed on and received at least $10,000,000.00 of the proceeds of its anticipated $24,000,000.00 private placement by March 30, 1998, Tenant shall not be required to post the Security Deposit as provided herein. If Tenant shall be required to post the Security Deposit, then the same shall be returned to Tenant upon the earlier of (i) the receipt of the private placement proceeds, as aforesaid, or (ii) the completion of the Tenant Fit-Out and the payment of all contractors (within lien releases). In lieu of a cash deposit, Tenant may post with Landlord a letter of credit in the amount of the Security Deposit issued by a bank reasonably satisfactory to Landlord.

          4.  Use of Premises.  Tenant will use and occupy the Premises solely
              ---------------
for the Permitted Use and then only in accordance with the uses permitted under applicable zoning and other governmental regulations; without the prior written consent of Landlord the Premises will be used for no other purpose. Tenant will not use or occupy the Premises for any unlawful purpose and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America and any other public or quasi-public authority having jurisdiction over the Premises or the Common Facilities.

          5.  Common Facilities.
              -----------------

          (a) The Common Facilities shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to establish, modify and enforce reasonable rules and regulations with respect to the Common Facilities; to change the areas, locations and arrangements of Common Facilities; to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the Common Facilities; to construct surface or elevated parking areas and facilities; to establish and change the level of parking surfaces; to establish, modify and enforce rules, regulations for parking facilities provided by Landlord, if any; to close all or any portion of such parking areas or other Common Facilities to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily any or all portions of the said areas or facilities; and to do and perform such other acts in and to said areas and improvements as Landlord, in the exercise of good business judgment, shall determine to be advisable, provided that none of the foregoing shall adversely affect Tenant or Tenant's agents' access to or use of the Premises or reduce the usable area of the Premises. Landlord agrees that it shall not enact any rule or regulation with respect to the Common Facilities, including the parking facilities, that unduly interferes with Tenant's permitted use of the Premises. Landlord agrees that it shall apply the rules and regulations to the tenants of the Building in a uniform manner and shall not discriminate against Tenant in applying such rules and regulations.

          (b) Landlord reserves the right in its sole discretion to change, rearrange, alter, modify, reduce or supplement any or all of the Common Facilities so long as adequate facilities in common are made available to the Tenant, provided that none of the foregoing shall adversely affect Tenant or Tenant's agents' access to or use of the Premises or reduce the usable area of the Premises.


          6.  Services and Utilities
              ----------------------

          (a) Landlord will furnish air-conditioning during the seasons of the year when air-conditioning is required and heat during the seasons of the year when heat is required with a system designed to perform in accordance with those specifications set forth in Exhibit "C" attached hereto and made a part hereof. Landlord will supply reasonably adequate water, exterior window cleaning, char and janitorial and such other service (done after 5:30 PM Monday through Friday, only (except legal holidays)) and such other building services and maintenance of the Building, Building systems and Common Facilities as are required in Landlord's sole but reasonable judgment commensurate with the standards of a first-class office facility. Landlord shall not be obligated to provide janitorial service if Tenant refuses entry to the cleaning staff after 5:30 PM. Landlord will also provide elevator service by means of automatically-operated elevators. Landlord shall have the right to remove elevators from service if required for moving freight, or for servicing, maintaining or constructing the Building. If due to use of the Premises or rearrangement of partitioning after the initial preparation of the Premises interference with normal operation of the air-conditioning in the Premises results, necessitating changes in the air-conditioning system servicing the Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense. Tenant agrees to lower and close window coverings when necessary because of the sun's position whenever the air-conditioning system is in operation and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the Rules and Regulations which Landlord may prescribe for the proper functioning and protection of the air-conditioning system.

          (b) Landlord shall furnish the electric energy that Tenant shall require in the Premises consistent with the electrical specifications set forth in Exhibit "D" attached hereto and made a part hereof. Tenant shall pay to Landlord as Additional Rent the cost of all electric energy furnished to Tenant at the Premises, other than for heating and air-conditioning purposes. Additional Rent for such electric energy shall be calculated and payable as follows:

          Within a reasonable time after the Commencement Date, subsequent to Tenant's having taken occupancy of the Premises and having installed and commenced the use of Tenant's electrical equipment, Landlord shall cause at Landlord's expense, a survey to be made by a reputable independent electrical engineer of the estimated use of electric energy (other than for heat and air-conditioning) to the Premises, and shall compute the cost thereof for the quantity so determined at prevailing retail rates charged to Landlord. The electric service charges shall equal the cost to Landlord, including rate increases as provided for in this Section, of the estimated use of electrical energy (other than for heat and air conditioning) so determined. Tenant shall have the right to review the survey prepared by Landlord's engineer and to dispute its findings, based on the findings of Tenant's engineer. Tenant shall pay Landlord the cost of such electric energy, as so calculated on a monthly basis, as Additional Rent, together with its payment of Basic Rent. Prior to such calculation such cost shall be calculated on the basis of the Electrical Service Cost Amount.

          Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment serving the Premises, as the same are specified in Exhibit "D". In order to insure that such capacity is not exceeded and to avoid possible adverse effect upon the electric service to the Building, Tenant shall not, without Landlord's prior written consent in each instance, connect any additional fixtures, appliances or equipment to the electric distribution system or make any alteration or addition to the electric system of the Premises existing on (or planned by Tenant and disclosed to Landlord as of the Commencement Date. If Tenant furnishes Landlord a sufficiently detailed description of Tenant's proposed electrical equipment and the capacity thereof prior to Commencement Date and in accordance with the requirements of Exhibit "B", completion of Improvements, attached hereto (the "Work Letter"), Landlord agrees to review Tenant's proposal and not to unreasonably withhold prior approval to that proposal within a reasonable time after its submission provided that such plans do not require the provision of additional electrical capacity by the utility serving the Building. If Landlord consents, all additional risers or other equipment required shall be provided by Landlord at Tenant's sole cost and expense and paid for by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord, at Tenant's sole expense, may cause a new survey to be made of the use of electric energy (other than for heating and air-conditioning) in order to calculate the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. When the amount of such increase is so determined and the estimated cost thereof is calculated, the amount of monthly Additional Rent payable pursuant to this Section shall be adjusted to reflect the additional costs and shall be payable as herein provided.

          If there is an increase or decrease in the rate schedule (including surcharges or demand adjustments) of the public utility for the supply of electrical service to the Building or the imposition of any tax with respect to such service or increase in any such tax following the Commencement Date, the Additional Rent payable hereunder shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax. All computations shall be made on the basis of Tenant's surveyed usage as if a meter measuring such usage to the Premises exclusively was in place.

          (c) All services and utilities provided by Landlord shall be provided during normal hours of operation of the Building (except char and janitorial services which are described above), which are 7:30 AM to 6:00 PM Monday through Friday and 8:00 AM to 12:00 noon Saturday. There are no normal hours of operation of the Building on Sundays or legal holidays and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant. Landlord will furnish all services and utilities required by this Lease only during the normal hours of operation of the Building, unless otherwise specified herein. One automatically operated elevator shall be subject to call at all times. Tenant shall have access to the Premises on a 24-hour per day and 7-day per week basis. If

Tenant requires airconditioning or heat beyond the normal hours of operation set forth herein and provided arrangements are made with the Landlord's agent, Landlord will furnish such air-conditioning or heat if the Tenant agrees to pay for the same with the next monthly installment of rent in accordance with the then-current schedule of costs and assessments therefor, which such schedules shall be published from time to time by Landlord and furnished to Tenant, the same being determined by Landlord's engineer to reflect Landlord's cost, not to exceed $50.00 per hour. Landlord shall not be liable for failure to furnish, or for delays, suspensions or reductions in furnishing, any of the utilities or services required to be performed by Landlord caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of God, Landlord's conformance to governmental legislation, regulation, or judicial or administrative orders, or from any other cause whatsoever.

          (d) In the event an interruption of any of the services to be provided by Landlord described in this Section 6 or elsewhere in this Lease (other than interruption caused by reasons beyond Landlord's reasonable control), which interruption substantially interferes with Tenant's conduct of business at the Premises, continues for more than three (3) consecutive business days, all items of rent and additional rent shall thereafter be abated during the continuity of such substantial interference until such services are restored to where no substantial interference continues.

          7.  Completion of Improvements.  The Premises shall be improved in
              --------------------------
accordance with the terms and conditions of the Work Letter attached hereto as Exhibit "B".

          8.  Covenants of Tenant.  Tenant will (at Tenant's sole cost
              -------------------
and expense):

          (a) pay to Landlord all amounts due as Basic Rent and Additional Rent; and pay to Landlord: (i) the Late Charge on all overdue installments of Basic Rent and on all overdue payments of Additional Rent or other sums payable to Landlord under this Lease that are ten (10) days past due. Tenant acknowledges and agrees that the purpose of the Late Charge is to compensate Landlord for its costs in collecting the same and is a liquidated amount; and
(ii) in addition to the Late Charge, interest, at the Overdue Interest Rate on all overdue installments of Basic Rent from five (5) days following the due date thereof to and including the date of payment and on all payments of Additional Rent or other sums payable to Landlord hereunder from five (5) days following the date of demand therefor to and including the date of payment;

          (b) keep the Premises in good order and repair, reasonable wear and tear and damage by casualty excepted;

          (c) surrender the Premises at the end of this Lease in the same condition in which Tenant has agreed to keep it during the Term hereof;

          (d) be responsible for the maintenance of all plumbing and other fixtures in and serving only the Premises, whether installed by Landlord or by Tenant;

          (e) be responsible (except to the extent provided in Section 13, below) for repairs and replacements to the Premises and the Building made necessary by reason of damage thereto caused by Tenant or its agents, servants, invitees or employees;

          (f) comply with all laws and all enactments and regulations of any governmental authority relating or applicable to Tenant's particular occupancy of the Premises, and hold Landlord harmless from all consequences for failure to do so;

          (g) promptly notify Landlord of any damage to or defects in the Premises, and of any injuries to persons or property which occur therein;

          (h) pay for any alterations, improvements or additions made by Tenant to the Premises and any light bulbs, tubes and other non-standard Building items made by or for Tenant, and allow no lien to attach to the Building with respect to any of the foregoing;

          (i) comply with the rules and regulations set forth in Exhibit C hereto and with all reasonable changes in and additions to them, notice of which is given by Landlord to Tenant (such rules and regulations are and all such changes and additions will be part of this Lease); and

          (j) comply with all reasonable recommendations of Landlord's or Tenant's insurance carriers relating to layout, use and maintenance of the Premises.

          9.  Negative Covenants of Tenant.  Tenant will not:
              ----------------------------

          (a) damage the Premises or any other part of the Building, or use any part of the Building not designated for use by Tenant except as such right is given by special written arrangement apart from this Lease;

          (b) bring into or permit to be kept in the Premises any dangerous, explosive or obnoxious substances;

          (c) have property of substantial size or quantity delivered to or removed from the Premises without first making arrangements reasonably satisfactory to Landlord;

          (d) bring into the Premises or use any furniture or equipment that might be harmful thereto or harmful or annoying to others in the Building, or place any weight in the Premises beyond its safe carrying capacity;

          (e) install any equipment of any kind or nature which will or might necessitate changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system or electrical system of the Premises or the Building unless approved by Landlord in writing;

          (f) paint, affix or display in any other manner on any portion of the outside or inside of the Building, any sign, advertisement or notice except those on the directories and doors of offices, and then only those approved by Landlord as to place, number, size, color and style; or

          (g) conduct itself or permit its agents, servants, employees, guests or visitors to conduct themselves in a manner which, in Landlord's judgment, is unlawful, improper or unsafe.

    10.  Tenant's Actions Requiring Landlord's Consent.  Without the prior
         ---------------------------------------------
written consent of Landlord, Tenant will not:

          (a)  Use the Premises other than for the Permitted Use;

          (b) voluntarily or involuntarily assign, mortgage or pledge this Lease or sublet all or any part of the Premises, except in strict compliance with the provisions of Section 17, below;

          (c) alter, improve or add to the Premises (all alterations, improvements, additions and fixtures will belong to Landlord and remain in the Premises at the end of the Lease except that if Landlord designates at the time of their installation that any of the same be removed, Tenant will do so and will restore or repair any damage to the Premises caused by such installation or removal, all at its expense). If Landlord shall consent to such alteration, improvements or additions by Tenant, such consent shall not be deemed to be any agreement or consent by Landlord pursuant to N.J.S.A. (S)2A:44-68 or any successor statute thereto, to subject Landlord's interest in the Premises, Building or Land to any mechanics' or materialmens' lien which may be filed in respect to such alterations, improvements or additions under by or on behalf of Tenant. Tenant shall be entitled to replace the entrance door and/or entrance wall to the Premises at its expense and in a manner that does not cause any interference to other tenants of the Building, subject to Landlord's approval of Tenant's proposed design and location. Tenant shall further be entitled to install a satellite dish antennae or similar equipment to facilitate Tenant's computer and telephony communications, which installation shall be subject to the approval by Landlord as to the location and size of the equipment, which approval shall not be unreasonably withheld. Tenant shall further be entitled to place its name on the outer door of the Premises and also in the interior reception area, provided such signage shall be subject to Landlord's approval. Landlord's consent as to the matters of covered by this subparagraph (c) shall not be unreasonably withheld.

          11.  Covenants of Landlord.
               ----------------------

          (a)  Quiet Enjoyment.  Landlord covenants that it has the right to
               ---------------
make this Lease for the Term, and that if Tenant shall pay the rent and perform all of the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall freely, peaceably and quietly occupy and enjoy the Premises without interference by Landlord or any party claiming through or under Landlord, except for the provisions of paragraph (b) hereof.

          (b)  Reservation.  Landlord reserves to itself and its successors and
               -----------
assigns (whether acting itself or through persons authorized by it) the following rights (all of which are hereby consented to by Tenant). Landlord may exercise these rights from time to time without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set off or abatement of Rent or otherwise affecting Tenant's obligations hereunder:

          (i) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building or any part thereof and for such purposes to enter upon the Premises, and during the continuance of any such work, to temporarily close doors, entryways, common areas, public space and corridors in the Building, to interrupt or temporarily suspend Building Services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, so long as the Premises are reasonably accessible and Tenant is not unreasonably disturbed in use or possession thereof. If Landlord desires to perform any repairs, additions or alterations to the Building or the Premises, Landlord shall take commercially reasonable measures to minimize any disruption to Tenant's operations at the Premises.

          (ii) To have and retain paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber the Premises.

          (iii) To grant to anyone the exclusive right to conduct any business in or render any service to the Building, provided such exclusive right shall not operate to exclude Tenant from the Permitted Use.

          (iv)  [INTENTIONALLY DELETED]

          (v)  [INTENTIONALLY DELETED]

          (vi) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including, without limitation, the search of persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays, subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time-to-time which may include, by way of example but not limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

          (vii) To enter the Premises to perform Landlord's covenants under this Lease, to exercise Landlord's remedies under this Lease, to ascertain if Tenant is in compliance with its covenants under this Lease, to inspect the Premises, and to exhibit the Premises to

Mortgagees and Lessors and to prospective lenders, purchasers and tenants; provided any such entries for inspection or exhibition shall be during normal business hours after reasonable notice.

                (viii)  To change the name by which the Building is designated.

                (ix) To transfer, assign and convey, in whole or in part, the Building and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall thereby be released from any further obligations hereunder, accruing after the date of such assignment, and Tenant agrees to attorn to and look solely to such successor in interest of the Landlord for performance of such obligations.

          (c)  Building Systems.  Landlord represents and warrants that the
               ----------------
electrical, plumbing and HVAC Building systems will be in working order as of the Commencement Date.

          (d)  Compliance with Law.  Landlord covenants and agrees that it shall
               -------------------
comply with applicable laws and codes with respect to the Building.

          12.  Loss. Damage or Injury.
               ----------------------

          (a) Tenant will be responsible for and hereby relieves Landlord from and indemnifies Landlord against all liability by reason of any injury, damage or loss to any person or property which occurs in the Premises or in any other part of the Building, and which is caused wholly or in part by the negligence of Tenant, its agents, servants, invitees or employees. Tenant further releases Landlord from all liability for damage to or loss of any property of Tenant, or any third party which may result from the leakage of water into the Premises, or from any other cause unless resulting from the negligence of Landlord, its agents or employees.

          (b) Tenant will not conduct nor permit to be conducted, any activity, nor place any equipment in or about the Premises or the Building or the Common Facilities, which will in any way increase the rate of fire insurance or other insurance on the Building or cause the cancellation or other termination thereof; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building or the Common Facilities, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand and any such sum shall be considered Additional Rent due and payable pursuant to Section 3(b), above.

          (c) Tenant shall carry public liability insurance in a company or companies licensed to do business in the State of New Jersey and carrying a rating reasonably satisfactory to Landlord. Said insurance shall be in minimum amounts approved by Landlord from time to time (as set forth in the rules and regulations attached hereto as Exhibit "C"), which amounts may be adjusted by at least an amount equal to the amount by which inflation (as measured by the change from the Lease Date to the last day of the month preceding such adjustment in the Consumer Price Index,(CPI-W), 1982-84 Base, Philadelphia-New Jersey as published by the

United States Department of Labor (Bureau of Labor Statistics), or if such index is discontinued, its successor, or if no successor is designated, any other index reasonably acceptable to Landlord and Tenant) affects the original insurance limits; shall name Landlord and any mortgagee of the Building or Land as additional insureds, as their interests may appear, and shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived his right of action against any party prior to the occurrence of a loss. If required by Landlord, receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant. Each policy shall contain an endorsement that will prohibit its cancellation prior to the expiration of thirty (30) days after notice of such proposed cancellation to Landlord. Landlord agrees to keep and maintain such casualty insurance as may be required by the mortgagee of the Building from time to time.

          (d) Each party agrees to use its best efforts to include in each of its insurance policies a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable, an agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the term of this Lease and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or naming the other party as an additional assured.

          13.  Restoration of Damage.  If the Premises are damaged by
               ---------------------
fire or other casualty:

          (a) Landlord will restore the Premises (but not Tenant's property located therein) with reasonable promptness at Landlord's expense unless the nature of the damage to the Building is such that Landlord determines that the restoration cannot be completed within one-hundred eighty (180) days, in which event either Landlord or Tenant may, upon notice to the other party given within thirty (30) days after Landlord's determination, terminate this Lease.

          (b) Landlord will not be liable to Tenant for any interruption in use of the Premises which results from damage to any part of the Building, but Rent will be proportionately abated during any period of time when any part (or all) of the Premises is untenable.

          (c) The provisions of this Section 13 shall be considered an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and any law of the State of New Jersey providing for such a contingency in the absence of an express agreement and any other law of like import, now or hereafter in force, shall have no application in such case.

          14.  Condition of Leased Space.  Landlord leases the Premises in its
               -------------------------
condition when the Term begins and without any representation with respect to it or any duty to repair or alter it, except as to punch-list items.

          15.  Default by Tenant.
               -----------------

          (a) Each of the following shall constitute an event of default (an "Event of Default") hereunder:

                (i) If Tenant fails to pay within five (5) days after written notice all amounts due hereunder, including, without limitation, Basic Rent and Additional Rent; or

                (ii) If Tenant fails to perform any of its other obligations hereunder within thirty (30) days after written notice of any such failure has been given by Landlord; or

                (iii) If Tenant abandons the Premises or without having given prior written notice to Landlord either vacates the Premises or removes therefrom all or substantially all of its property; or

                (iv) If Tenant files a petition commencing a voluntary case under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law, or files a petition in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law; or

                (v) If an involuntary case against Tenant as debtor is commenced by a petition under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law; or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any state bankruptcy law or any similar law shall be filed in any court and shall not be dismissed, discharged or denied within sixty
(60) days after the filing thereof, or if Tenant shall consent or acquiesce in the filing thereof; or

                (vi) If a custodian, receiver, trustee or liquidator of Tenant or of all or substantially all of Tenant's property or of the Premises shall be appointed in any proceedings brought by Tenant; or if any such custodian, receiver, trustee or liquidator shall be appointed in any proceedings brought against Tenant and shall not be discharged within sixty (60) days after such appointment; or if Tenant shall consent to or acquiesce in such appointment; or

                (vii) If Tenant shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts, generally as they become due.

          (b) If Tenant commits an Event of Default hereunder, then Landlord will have the right to do once or more often any one or more of the following:

                (i) declare due and payable and sue to recover all unpaid Rent and all Rent for the unexpired Term of this Lease and all costs and commissions provided or permitted by law, together with the unamortized cost of the improvements to the Premises performed by Landlord or reimbursed by Landlord to Tenant under the Work Letter. In the event Landlord has granted Tenant any concessions in the making of this lease (including, by way of illustration and not limitation, free Basic Rent, excess Tenant improvement allowances, moving allowances or other payments or credits to or on behalf of Tenant, collectively, "Concessions") all such

Concessions shall be due and payable in full to Landlord and collectible as Rent, notwithstanding any other provision herein or in any Rider hereto to the contrary.

                  (ii)  declare this Lease ended;

                  (iii) lease all or any part of the Premises to any other person with or without first altering the same; and

                  (iv) regain possession through summary dispossess proceedings or through any other lawful manner.

          (c) If a default by Tenant not involving the payment of money occurs and is of such a nature that it cannot reasonably be cured within thirty (30) days after written notice as aforesaid, Landlord will not exercise any right, power or remedy hereunder so long as Tenant is proceeding with due diligence, in good faith and with continuity to complete the curing of such default, provided in all cases that the default is completely cured with ninety (90) days after such written notice, and if not so cured within such 90-day period then Landlord shall be fully empowered to exercise any right, power or remedy hereunder.

          16.  Eminent Domain.  If all or part of the Building is taken or
               ---------------
condemned for public use (or if Landlord elects to convey title to the condemnor by a deed in lieu of condemnation), then at the option of Landlord this Lease will end as of the date title vests in the condemnor and rent will abate for the Premises. Tenant will have no claim against Landlord or the condemnor as a result of such condemnation or conveyance except to the extent that an award shall specifically include an amount in respect of Tenant's moving expenses.

          17.  Assignment and Subletting.
               --------------------------

          (a) In the event Tenant desires to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects any of the following options (which options shall be within the sole and absolute discretion of Landlord): (i) to terminate this Lease as to the space affected by the proposed assignment or sublease as of the date specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder after such date as to such space; or (ii) to permit Tenant to assign or sublet such space subject, however, to subsequent written approval of the proposed assignee or sublessee by Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, that if the rental rate agreed upon between Tenant and its sublessee is greater than the rental rate payable under this Lease, then one-half (1/2) of such excess rental (and each installment thereof) shall be paid by Tenant to Landlord as Additional Rent hereunder within five (5) days of Tenant's receipt thereof.

          (b) In respect of the foregoing: (i) no assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease; (ii) any attempted assignment or sublease by Tenant in violation of the terms and conditions of this Section 17 shall be void; and (iii) the provisions of this Section 17 shall apply fully to any subsequent assignment or subletting by an assignee or sublessee.

          (c) For purposes of this Section 17 any transfer or change in control of Tenant (or any sublessee or assignee) by operation of law or otherwise shall be deemed an assignment hereunder, including, without limitation, any merger, consolidation, dissolution or any change in the controlling equity interests of Tenant or any subtenant or assignee (in a single transaction or a series of related transactions); provided, however, that Landlord shall neither terminate this Lease nor deny approval to an assignment arising from (i) an issuance of stock in a public offering or (ii) the sale of a controlling equity interest of Tenant where the purchaser is publicly held and the net worth of the resulting entity shall be greater than the net worth of the Tenant immediately prior to the transaction.

          (d) Upon prior written notice to Landlord, Tenant may assign this Lease to an affiliate of Tenant provided that following such assignment Tenant shall continue to be responsible for all of the obligations of Tenant under this Lease, provided further that the assignee shall execute an agreement in form and substance reasonably satisfactory to Landlord confirming the assumption of the Lease by the assignee and the continued responsibility of the Tenant hereunder. For purposes of this Lease, and "affiliate" is an entity that controls, is controlled by or is under common control of Tenant.

          18.  Extension of Term; Waiver; Holding Over.
               ----------------------------------------

          (a) This Lease will end at the conclusion of the Term. Tenant waives, to the extent permissible under law, all rights to receive any notice to quit the Premises upon termination of this Lease (whether on conclusion of the Term or any renewal thereof or on earlier termination following a default by Tenant).

          (b) If Tenant retains possession of the Premises or any part thereof after termination of this Lease by expiration of the Lease Term or otherwise, Tenant shall pay Landlord: (i) as agreed liquidated damages (and not as a penalty) for such wrongful retention alone, an amount, calculated on a per diem basis for each day of such wrongful retention, equal to twice the annual Basic Rent and the Additional Rent for the time Tenant thus remains in possession, and
(ii) all other damages, costs and expenses sustained by Landlord by reason of Tenant's wrongful retention. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Premises, all of Tenant's obligations with respect to the use, occupancy and maintenance of the Premises shall continue during such period of wrongful retention.

          19.  Delays in Exercising Rights.  No delay or omission by Landlord or
               ---------------------------
Tenant in exercising any right upon any default by the other will impair any such right or be construed as a waiver of any such default or an acquiescence in it. No waiver of any default will affect any later default or impair any rights of Landlord or Tenant with respect thereto. No single, partial or full exercise of any right by Landlord or Tenant will preclude other or further exercise thereof.

          20.  Subordination; Attornment.  This Lease and all rights of Tenant
               -------------------------
hereunder are and shall be subject to and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases of the Premises, Building or the Land and to all mortgages and building loan agreements, including leasehold mortgages and building loan mortgages, which may now or hereafter affect the same, to each and every advance made or to be made under such mortgages, and to all renewals, modifications, replacements and consolidations of such mortgages. This Section 21 shall be self-operative and no further instrument of subordination shall be required. If the holder of a superior mortgage shall succeed to Landlord's estate in the Building or the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a deed or otherwise, then at the election of such party so succeeding to Landlord's rights (herein sometimes called "successor landlord"), Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Tenant hereby irrevocably appoints such successor landlord as Tenant's attorney-in-fact to execute and deliver such instrument for and on behalf of Tenant. Tenant hereby waives any right Tenant may have under any present or future law to terminate this Lease or surrender the Premises by reason of the institution of any action to foreclose a superior mortgage, and this Lease shall not be affected by any such action unless and until the holder of the superior mortgage elects in such proceeding or action to terminate this Lease. Landlord agrees to request from its mortgagee a Non-Disturbance Agreement in favor of Tenant, provided all costs and expenses related to securing such agreement shall be borne by Tenant.

          21.  Limitation of Liability.  Tenant shall look only to Landlord's
               -----------------------
interest in the Building and the Land (or the proceeds of any sale thereof) for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord under this Lease, and no other property or other assets of Landlord or any person owning an interest in Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises.

          22.  Environmental Matters.
               ----------------------

          (a)  Hazardous Wastes.  Tenant shall not engage in operations at the
               ----------------
Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "hazardous substances" or "hazardous waste" as such terms are defined under the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq., ("ISRA"). Tenant further covenants that it will not cause or permit to exist as a result of an intentional or unintentional action or omission on its part, the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, on or about the Building or the Land on which is located of any hazardous substance (as such term is defined under N.J.S.A. 58:10-23.11(b)(k) and N.J.A.C. 7:26B-1.3). Notwithstanding anything set forth above, Tenant may handle, store, use or dispose of products containing small quantities of hazardous substances, if (i) such products are used in the ordinary course of Tenant's business, (ii) are customarily found in offices (such as cleaning fluids, toner for copies, and the like), and (iii) Tenant handles, stores, uses and disposes of any such hazardous substances in a safe and lawful manner and shall not allow such hazardous substances to contaminate the Premises, the Building or the environment. Tenant shall not be responsible for any hazardous substances brought into the Premises by Landlord, its agents, contractors or employees.

          (b)  ISRA Compliance.  Tenant shall, at Tenant's own expense, comply
               ---------------
with ISRA, if applicable to Tenant. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all applicable requirements of, the Bureau of Industrial Site Evaluation ("the Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or hazardous wastes at the Premises and not caused by Landlord which occur during the Term of this Lease, then Tenant shall, at the Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this paragraph shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the Premises pursuant to ISRA. At no expense to the Landlord, Tenant shall promptly provide all information reasonably required by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with spills or discharges of hazardous substances or hazardous wastes at the Premises which occur during the Term of this Lease; and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by ISRA, the Bureau or any other division of NJDEP. Tenant's obligations and liabilities under this paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or hazardous wastes at the Premises which occur during the Term of this Lease. Tenant's failure to abide by the terms of this paragraph shall be subject to equitable relief.

          (c)  Environmental Reports.  With respect to Tenant's occupancy of the
               ---------------------
Premises, Tenant shall promptly provide Landlord with any notices, correspondence and submissions made by Tenant to or to Tenant from NJDEP, the United States Environmental Protection Agency (EPA), the United States Occupational Safety and Health Administration (OSHA), or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or hazardous substances.

          (d)  Conditions Precedent to Assignment and Sublease.  As a condition
               -----------------------------------------------
precedent to Tenant's right to sublease the Premises or to assign this Lease, Tenant shall, at Tenant's own expense, comply with ISRA or secure a Non-Applicability letter.

          (e)  SIC Number.  Tenant represents and warrants that its SIC Number
               ----------
set forth in the Basic Lease Provisions is true and correct.

          (f)  Landlord's Right to Perform.  In the event of Tenant's failure to
               ---------------------------
comply in full with this Section 22, Landlord may, at its option, perform any and all of Tenant's obligations as aforesaid and all reasonable costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable in accordance with paragraph 3, above.

          (g)  Survival of Tenant's Obligations.  Tenant's obligations under
               --------------------------------
this Section 22 shall survive the expiration or sooner termination of this Lease.

          (h) Landlord hereby represents to Tenant that as of the date hereof, Landlord has received no notice of any violation of any environmental laws with respect to the Building or the Premises. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no responsibility for any cost or expense arising from any hazardous substances determined to have been in existence at the Premises or the Building prior to the commencement of the Lease.

          23.  Relocation of Tenant.  Landlord, by at least ninety (90) days'
               --------------------
prior written notice to Tenant, may require Tenant to move from the Premises to another single location substantially similar to and of comparable size with the Premises in the Building. In the event of any such relocation: (a) Landlord will pay all expenses of preparing and decorating the relocated premises so that they will be substantially similar to the Premises and, in addition, will pay the expense of moving Tenant's furniture and equipment to the relocated premises, the cost of reinstalling Tenant's telecommunication and tele-data equipment and all other expenses reasonably related to the move (e.g. reprinting of stationery, etc.); and (b) Landlord and Tenant will execute a modification of or supplement to this Lease in respect of and identifying such relocated premises, such to be otherwise on terms identical to the terms hereof.

          24.  Miscellaneous.
               --------------

          (a)  No Representations by Landlord.  Tenant acknowledges that neither
               ------------------------------
Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

          (b)  No Partnership.  Nothing contained in this Lease shall be deemed
               --------------
or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

          (c)  Brokers.  Landlord recognizes Broker as the broker procuring this
               -------
Lease and shall pay Broker a commission therefor pursuant to a separate agreement between Broker and Landlord. Landlord and Tenant each represent and warrant one to another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

          (d)  Estoppel Certificates.  Tenant agrees, at any time and from time
               ---------------------
to time, upon not less than ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord written statements or other documents (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the Rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, (iv) stating that this Lease is subject and subordinate to the lien of any deed of trust, mortgage, or other security instrument which may in the future encumber or affect the Building, and any renewals, extensions, modifications, recastings or refinancing thereof, and that if requested to do so, Tenant will attorn to a secured party or purchaser that succeeds to Landlord's interests as a result of any foreclosure action on the Land or the Building, (v) stating the address to which notices to Tenant should be sent, and (vi) such other matters relating to this Lease as may be reasonably requested by Landlord or its designee. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord's interest in either, or any prospective assignee of any such mortgage. Landlord agrees at any time and from time to time upon not less than ten (10) days prior written notice from Tenant, to execute, acknowledge and deliver to Tenant a written statement covering the matters set forth in items (i) through (vi) of the first sentence of this subparagraph (d).

          (e)  Waiver of Jury Trial.  Landlord and Tenant hereby waive trial by
               --------------------
jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

          (f)  Notices.  All notices or other communications hereunder shall be
               -------
in writing and shall be deemed duly given if hand delivered (with receipt therefor), or if delivered by certified or registered mail, return receipt requested, first-class postage prepaid, (i) if to Landlord, at the address provided in the Basic Lease Provisions, and (ii) if to Tenant, at the Premises, unless notice of a change of address is given pursuant to the provisions of this Section. If any notice sent by certified and registered mail is returned to the sender by the United States Post Office as undeliverable, notice shall be deemed duly given when mailed.

          (g)  Applicable Law.  This Lease shall be construed, governed, and
               --------------
enforced under the laws of the State of New Jersey. It is expressly understood that if any future or present law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant will obtain such permit at Tenant's own expense.

          (h)  Invalidity of Particular Provisions.  If any provision of this
               -----------------------------------
Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          (i)  Gender and Number.  Feminine or neuter pronouns shall be
               -----------------
substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

          (j)  Benefit and Burden.  The provisions of this Lease shall be
               ------------------
binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder.

          (k)  Captions.  The captions and headings herein are for convenience
               --------
of reference only and in no way define or limit the scope or content of this Lease or any provision thereof.

          (l)  Joint and Several Liability.  If two or more individuals,
               ---------------------------
corporations, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are subject to personal liability by virtue of statute or general law, the liability of each such member shall be joint and several.

          (m)  Corporate Tenancy.  If Tenant is a corporation, the undersigned
               -----------------
officer of Tenant warrants and certifies to Landlord that Tenant is a corporation in good standing and duly organized under the laws of the state in which the Premises are located, or if chartered in a state other than that in which the Premises are located, is a corporation in good standing and duly organized under the laws of such state and is authorized to do business in the state in which the Premises are located. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that he, as such officer, is authorized and empowered to bind the corporation to the terms of this Lease by his signature thereto.

          (n)  Parking.  Landlord agrees to make available for Tenant's use four
               -------
(4) parking spaces per 1000 square feet of rentable area in the Premises. Tenant covenants and agrees to comply with all reasonable rules and regulations which Landlord may hereafter from time to time make to assure use of designated parking spaces on the Land by permitted users. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at the owner's expense any vehicles not parked in compliance with these rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance or breach by any other tenant of said rules and regulations, provided, however, Landlord agrees to use reasonable efforts to enforce such rules and regulations uniformly.

          (o)  Time of Essence.  Time shall be of the essence with respect to
               ----------------
this Lease and all the attached Exhibits, except as otherwise therein provided.

          (p)  No Option.  The submission of this Lease for examination does not
               ---------
constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

          (q)  Price Controls.  If at any time during the Term of this Lease,
               --------------
any of Tenant's percentage of increases in Rent or any other charges payable by Tenant hereunder shall be frozen or limited by any local, State or Federal governmental agency or statute, ordinance or regulation to a sum less than that provided for herein, and Landlord shall be prevented from collecting any such portion of Tenant's percentage of increase or any such charge provided for herein, then Landlord shall be entitled to collect so much thereof as shall be permitted by such local, State or Federal governmental agency or statute, ordinance or regulation, and should the additional amounts which Landlord is unable to collect become collectible at a later date, whether prior to or after the termination of this Lease for any reason, then Tenant agrees to pay all such increases to Landlord immediately upon notice from Landlord specifying such amounts. Any statute or statutes of limitations applicable to the collection of such sums or portion thereof shall be tolled as to such portion which is uncollectible from the date on which Landlord is prevented from collecting said sums to the date on which such sums become legally collectible by Landlord.

          (r)  Arbitration.  At either party's option, all claims, disputes and
               -----------
other matters in question or calling for mutual agreement between Landlord and Tenant arising out of or relating to this Lease or the breach hereof, shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining. Any arbitration arising out of or relating to this Lease or any breach hereof shall include, by consolidation, joinder or joint filing, any other person not a party to this Lease to the extent necessary for the final resolution of the matter in controversy. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. The award rendered by the arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed with the other party and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable statute of limitations. Unless otherwise agreed in writing by Landlord and Tenant, Landlord and Tenant shall continue to perform their obligations under this Lease in accordance with Landlord's interpretation of the claim, dispute or other matter during any arbitration proceedings until final resolution thereof. The venue for arbitration or litigation with respect to all claims, controversies and disputes arising out of or relating to this Lease or any breach hereof shall be the county in which the Land and Building are located.

          (s)  Renewal Option.  Provided Tenant is not in default and this Lease
               --------------
shall be in effect, Tenant shall have the right to renew this Lease on one (1) occasion for an additional five (5) year term at the then applicable fair market rental rate. If the term of the Lease has been extended pursuant to the exercise by Tenant of its rights under subparagraph (t) below, then such five (5) year renewal term shall commence upon expiration of the extended term as provided below. In order to exercise its right, Tenant shall give Landlord one hundred eighty (180) days prior written notice of exercise following which notice Landlord shall determine the fair market rental rate. If Tenant shall disagree with Landlord's determination, the fair market rental rate shall be determined in accordance with the provisions of subparagraph (u) below.

          (t)  Rights as to Certain Adjacent Space.  Provided Tenant is
               -----------------------------------
not in default and this Lease shall be in effect:

                (i) Tenant is hereby given the right of first refusal with respect to the adjacent space marked as "Expansion Space A" on Exhibit "A-2" (the "Expansion Space A") as follows: at such time as Expansion Space A becomes available and Landlord determines to issue a proposal for the Expansion Space A, it shall first provide Tenant with the terms and conditions under which Landlord is willing to offer the Expansion Space A for lease and Tenant shall have the period of fifteen (15) days to accept or decline Landlord's offer. Landlord's proposal shall provide for a fair market rental rate as determined by Landlord. If Tenant shall accept Landlord's proposal but disagrees with Landlord's determination of the fair market rental rate, the same shall be determined in accordance with the provisions of subparagraph (u) below. The term of the lease for Expansion Space A shall be for such minimum term as Landlord is willing to offer the space for lease, provided, however, that, in accepting Landlord's proposal, Tenant may at that time elect extend the term of this Lease for the Premises to be coterminous with the term of the lease for Expansion Space A, basic rent for such extended period being the fair market rental rate for the Premises as either determined by Landlord and agreed to by Tenant or as determined under subparagraph (u) below. If Tenant shall accept the provisions, then Landlord and Tenant shall promptly enter into an amendment to this Lease incorporating the terms of Landlord's proposal. If Tenant shall decline Landlord's offer, then Tenant's rights under this subparagraph (i) shall cease provided, however that Landlord shall agree to use its reasonable best efforts to lease Expansion Space A under terms and conditions which allow the Landlord to relocate the tenant for such space. In the event of such reletting, provided Tenant is not in default and this Lease shall be in effect, upon one hundred twenty (120) days prior written notice of Tenant's need for additional space in the Building, Landlord agrees to use its reasonable best efforts to cause Expansion Space A to be made available to Tenant under mutually agreeable terms and conditions, with rent at the then fair market rental for such space.

                (ii) Tenant is hereby given a second right of refusal (under and subject to rights granted to Wiltel Communications, LLC ("Wiltel"), its successors and assigns) with respect to the space marked as "Expansion Space B" on Exhibit "A-3" ("Expansion Space B") as follows: at such time as Expansion Space B becomes available (following the waiver or expiration of the rights of Wiltel) and Landlord determines to issue a proposal for Expansion Space B, it shall provide Tenant with the terms and conditions under which Landlord is willing to offer Expansion Space B for lease and Tenant shall have a period of fifteen (15) days to accept or decline Landlord's offer. Landlord's proposal shall provide for a fair market rental rate as determined by Landlord. If Tenant shall accept Landlord's proposal but disagrees with Landlord's determination of the fair market rental rate, the same shall be determined in accordance with the provisions of subparagraph (u) below. The term of the lease for Expansion Space B shall be for such minimum term as Landlord is willing to offer the space for lease, provided, however, that, in accepting Landlord's proposal, Tenant may at that time elect to extend the term of this Lease for the Premises to be coterminous with the term of the lease for Expansion Space B, basic rent for such extended period being the fair market rental rate for the Premises as either determined by Landlord and agreed to by Tenant or as determined under subparagraph (u) below. If Tenant shall accept the provisions, then Landlord and Tenant shall promptly enter into an amendment to this Lease incorporating the terms of Landlord's proposal. If Tenant shall decline Landlord's offer, then Tenant's rights under this subparagraph (ii) shall cease.

                (iii) Tenant is hereby give a right of first refusal with respect to space marked as "Expansion Space C" on Exhibit "A-4" ("Expansion Space C"), as follows: at such time during the first two (2) years of the Term hereof as Expansion Space C becomes available and Landlord determines to issue a proposal for Expansion Space C, it shall first provide Tenant with the terms and conditions under which Landlord is willing to offer the Expansion Space C for lease and Tenant shall have the period of fifteen (15) days to accept or decline Landlord's offer. Landlord's proposal shall provide for a fair market rental rate as determined by Landlord. If Tenant shall accept Landlord's proposal but disagrees with Landlord's determination of the fair market rental rate, the same shall be determined in accordance with the provisions of subparagraph (u) below. The term of the lease for Expansion Space C shall be for such minimum term as Landlord is willing to offer the space for lease, provided, however, that, in accepting Landlord's proposal, Tenant may at that time elect to extend the term of this Lease for the Premises to be coterminous with the term of the lease for Expansion Space C, basic rent for such extended period being the fair market rental rate for the Premises as either determined by Landlord and agreed to by Tenant or as determined under subparagraph (u) below. If Tenant shall accept the provisions, then Landlord and Tenant shall promptly enter into an amendment to this Lease incorporating the terms of Landlord's proposal. If Tenant shall decline Landlord's offer, then Tenant's rights under this subparagraph (iii) shall cease. Tenant's rights under this subparagraph (iii) shall be subject and subordinate to the rights of any proposed tenant negotiating with Landlord to lease all of the south wing of the second floor of the Building, together with additional space in the Building, and Landlord shall have no obligation to issue Tenant a proposal for Expansion Space C so long as it is negotiating a lease for such space; provided, however, that in such event, Tenant's rights under this subparagraph (iii) shall relate and apply with respect to any remainder of Expansion Space C or additional space on the first floor of the Building not being let to such other tenant.

          (u) In the event Landlord and Tenant are unable to agree upon the fair market rental rate under subparagraph (s) above within thirty (30) days of Landlord's initial determination, then the rate shall be established by an appraiser mutually agreed upon by the parties. If the parties are unable to agree upon the selection of an appraiser within ten (10) days, then each party shall within an additional five (5) days designate an appraiser and the appraiser so designated shall within ten (10) additional days designate a third appraiser. The three (3) appraisers so designated shall each render an opinion as to the fair market rental rate and the average of the three (3) determinations shall be the fair market rental rate. In the event of a delay in establishing the fair market rental rate, Landlord's determination shall govern, pending the final determination, following which any necessary adjustments shall be made.

          (v)  Termination.  Provided Tenant is not in default and this Lease
               -----------
shall be in effect, Tenant may upon one hundred eighty (180) days prior written notice to Landlord terminate this Lease either at the end of the eighteenth
(18th) month or thirty-sixth (36th) month of the Lease Term without payment or penalty.

          (w)  Existing Lease.  Upon execution of this Lease, Landlord agrees to
               --------------
take over or buy out Tenant's existing space lease dated November 13, 1997 by and between ITXC Corp. and Portfolio Investors, L.P. (successor landlord to K. Hovnanian Investment Properties, Inc.), in order that Tenant shall be released by the Landlord thereunder as of the Commencement Date hereunder. Provided Tenant vacates the Premises and leaves the same in the condition required under the existing lease, Landlord shall cause Tenant to be refunded its Security Deposit under such lease.

          (x)  Entire Agreement.  This Lease contains and embodies the entire
               ----------------
agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

       IN WITNESS WHEREOF, the undersigned have executed and delivered this Lease as of the date first above written.
                                           LANDLORD:

Witness/Attest:                   PEREGRINE INVESTMENT PARTNERS -I,
                                  A PENNSYLVANIA LIMITED PARTNERSHIP
/s/  Mary Favor
______________________            By: Berwind Realty Services, Inc.
Assistant Secretary
                                       /s/ Barry Howard
                                  By:  _______________________________
                                           Barry Howard
                                           Vice Chairman

                                  TENANT:
Witness/Attest:
                                  ITXC CORP.

/s/Carole Mahn                    /s/ Edward B. Jordan
______________________            ______________________________

                                  EXHIBIT "A"
______________________________________________________________________________

                      DESCRIPTION OF BUILDING AND PREMISES
______________________________________________________________________________

         The Building shall mean the real property, and improvements thereon, known as Lot 18.05, Block 5 in Plainsboro, New Jersey as shown on a certain map entitled "Preliminary and Final Plan P.M.U.D. Subdivision of Property of the Trustees of Princeton University" filed 12/1/82 as Map 4512, File 969 in the County of Middlesex, State of New Jersey.

         The Premises shall mean the space outlined in red on the following page

                                 EXHIBIT "A-2"
                                 ------------



______________________________________________________________________________

                               EXPANSION SPACE A
______________________________________________________________________________



                                 [Map/Graphics]

                                 EXHIBIT "A-3"

______________________________________________________________________________

                               EXPANSION SPACE B
______________________________________________________________________________


                                 [Map/Graphics]

                                 EXHIBIT "A-4"

______________________________________________________________________________

                               EXPANSION SPACE C
______________________________________________________________________________


                                 [Map/Graphics]

                                  EXHIBIT "B"

______________________________________________________________________________

                                  WORK LETTER

______________________________________________________________________________


          Reference is made to certain lease Agreement dated February 28, 1998 (the "Lease") to which this Work Letter is attached and made a part.

          1. Landlord and Tenant mutually agree the Premises shall be finished in accordance with plans described in paragraph 2 below.

          2. Tenant, at Tenant's sole cost and expense, shall cause to be prepared complete, finished and detailed architectural and engineering (electrical, mechanical, plumbing and structural, if any) drawings and specifications for Tenant's partition layout, reflected ceiling plan, floor finishes and other installations, for the work to be done by Landlord under this Work Letter ("Tenant Improvement Work") conforming to the attached plans. All such plans and specifications are expressly subject to Landlord's written approval, which Landlord will not unreasonable withhold. Any written approval of plans or specifications by Landlord shall not make Landlord responsible in any way for the design of any installed systems and Tenant shall look solely to its architect, engineers, designers and any of its other agents for damages resulting from design errors or omissions. At the time Landlord approves the plans for the Tenant Improvement Work, Landlord shall also notify Tenant of which portions thereof, if any, shall be required to be removed by Tenant, at Tenant's expense, at the end of the Lease Term or sooner termination of this Lease. If Landlord shall fail to so notify Tenant, then Tenant shall be required to remove all of the Tenant Improvement Work at the expiration or sooner termination of this Lease.

          3. Landlord agrees to demolish, at Landlord's expense, the area shown on the attached Exhibit B-l (the "Demolition Work"). All other costs, excluding the Demolition Work, shall be paid by Tenant.

          4. Tenant may elect to either use Landlord to complete the Tenant Improvement Work or perform the Tenant Improvement Work itself using contractors approved by Landlord, which approval shall not be unreasonably withheld. If Tenant elects that Landlord shall complete the Tenant Improvement Work, or any part thereof, Tenant shall cause to be submitted to Landlord all drawings, plans, specifications and other date required to complete the Tenant Improvement Work or applicable portion thereof, described in paragraph 2 hereof, by February 21, 1998.

          If Landlord performs the Tenant Improvement Work, Landlord shall solicit bids from at least three (3) qualified contractors and upon receipt shall review the bids with the Tenant, shall

                                     B(1)
award a contract before completion of the improvements and shall hold regular weekly meetings with the Contractor and generally supervise performance of the contract. Landlord's fee shall be limited to five percent (5%) of the cost of the Tenant Improvement Work.

          5. If Tenant elects for Landlord to do the Tenant Improvement Work, notwithstanding the date provided in the Lease as the Lease Commencement Date, Tenant's obligations for the payment of rent thereunder shall not commence until Landlord has substantially completed all work by Landlord as set forth in paragraph 2 hereof; as evidenced by issuance of a Temporary Certificate of Occupancy; provided, however, that if Landlord shall be delayed in substantially completing said work as a result of:

          (a) Tenant's failure to cause drawings, plans and specifications to be furnished within the time required under paragraph 4 hereof;

          (b) Tenant's submission of drawings, plans and specifications to be furnished within the time required under paragraph 4 hereof;

          (c) Tenant's request for changes in drawings, plans and specifications subsequent to the date called for in paragraph 4 hereof; or

          (d) The performance by a person, firm or corporation employed by Tenant and/or the completion of the work of said person, firm of corporation;

then Tenant shall be liable for the payment of rent commencing on the Lease Commencement Date and the Lease Commencement Date and Lease Expiration Date shall not be extended; except to the extent of the number of days that Landlord's architect determines, in its sole but reasonable judgment, that Landlord's work would not have been completed by the Lease Commencement Date, without the occurrence of the foregoing delays. The number of days that the Lease Commencement Date shall be extended shall be that number of days of delay that is determined by Landlord's architect to be due to the actions of Landlord and Tenant shall not be responsible for the payment of rent until the Lease Commencement Date as extended pursuant to the provisions hereof. If Tenant undertakes completion of the Tenant Improvement Work, the Lease Commencement Date shall be sixty (60) days after Landlord delivers the Premises to Tenant for commencement of the Tenant Improvement Work.

          6. If Tenant elects for Landlord to perform the Tenant Improvement Work, Landlord covenants that it will use its best efforts to substantially complete Landlord's Work under paragraph 2 herein by the Lease Commencement Date, but it is hereby agreed that Landlord shall not be responsible for any delay as a result of any delays resulting from those events denoted in paragraph 5 herein, or any delays beyond Landlord's control.

          7. If Tenant elects for Landlord to perform the Tenant Improvement Work, Tenant may, at its own expense, select and employ its own contractors for finishing work such as telephone installation, carpeting, cabinetry, millwork, decorations and installations of special equipment such as computers or telex machines ("Tenant's Work") and such work may be

                                     B(2)
performed prior to the date specified as the Lease Commencement Date. The foregoing license to enter prior to the commencement of the term, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by the Landlord, Landlord's mechanics or contractors or by any other tenant or their contractors. If at any times such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so make prior to the commencement of the terms of the Lease, the same being solely at Tenant's risk. Furthermore, Tenant and its contractors shall be responsible for transportation, safekeeping ans storage of materials and equipment used in the performance of Tenant's Work and for the removal of waste and debris resulting from the performance of Tenant's Work. Such waste and debris shall be deposited by Tenant and its contractors in its own dumpsters or other containers and shall not be deposited in those of Landlord or Landlord's contractors unless by prearrangement and in exchange for an agreement to pay the costs of additional waste pick-ups at the Building.

                                     B(3)
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                                  EXHIBIT "C"

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                           MECHANICAL SPECIFICATIONS
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                         Mechanical specifications are:

               Summer:       70 degrees dry bulb indoor
                             20% humidity indoor
                             88 degrees dry bulb outdoor
                             78 degrees wet bulb outdoor

               Winter:      76 degrees dry bulb indoor
                            20 degrees dry bulb outdoor
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                                  EXHIBIT "D"

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                           ELECTRICAL SPECIFICATIONS
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            The Building provides 4 watts per square foot for power.